Exhibit 99.1	Press Release dated March 16, 2015

FOR RELEASE:	NEW HARTFORD, NY, March 16, 2015

CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2014 FOURTH QUARTER RESULTS

Revenue increased 6.2% to $63.4 million.

New Hartford, NY- March 16, 2015 -- PAR Technology Corporation (NYSE: PAR) a leading provider of hospitality/retail management systems and Government contract services today announced results for the fourth quarter and year ended December 31, 2014.

Summary of Fiscal 2014 Fourth Quarter and Year End Financial Results

•	Revenue increased 6.2% to $63.4 million, compared to $59.7 million in the fourth quarter of 2013.
•	Adjusted (non-GAAP) net-income from continuing operations was $776,000, or $0.05 per diluted share, compared to adjusted (non-GAAP) income from continuing operations of $414,000, or $0.03 per diluted share, in the same period last year.
•	GAAP net loss in the fourth quarter of fiscal 2014 was $(2.0) million, or $(0.13) per share, compared to net income of $245,000, or $0.02 per diluted share for the same period in 2013.

•	Fiscal year 2014 revenue of $233.6M compared to $241.4 million reported in 2013.
•	Adjusted (non-GAAP) net income from continuing operations was $83,000 and $0.01 per diluted share compared to adjusted (non-GAAP) net income from continuing operations of $1.5 million or $0.10 per diluted share for 2013.
•	GAAP net loss from continuing operations of ($3.7 million) or ($0.24) per share for fiscal 2014, compared to net income of $569,000 or $0.04 per diluted share reported for fiscal 2013.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

“We are encouraged with the improved performance in the quarter, on a non-GAAP basis, as it demonstrates the progress being made as evidenced by the revenue growth in both our Hospitality and Government segments.  Within our Hospitality segment, we have continued to experience success with our strategy of increasing our revenue generated through sales to smaller chains and independent restaurants, a strategy further facilitated by our acquisition of Brink Software in September of last year.  Partially offsetting the revenue growth was a reduction in volume from certain large restaurant customers resulting from the completion of technology rollouts in prior periods.  To mitigate the revenue volatility created by our tier one customers, we are committed to our revenue diversification strategy and are encouraged by the recent market acceptance and adoption of our cloud technologies,” commented PAR President & CEO Ronald J. Casciano.  Furthermore, our Government business continued to perform well resulting from an increase in task orders on our large ISR contracts.

Casciano concluded, “Fiscal 2014 was a year of transition for PAR as new Directors were added to our Board and several changes were made to our management structure.  We have recommitted the Company to focus and execute upon our strategic goals to reestablish PAR as a consistent performing technology solutions company.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years and offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  This segment also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality market segment.  PAR’s products can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies.

Visit www.partech.com for more information.

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There will be a conference call at 4:30 p.m. eastern time on March 16, 2015, during which the Company’s management will discuss the financial results for the fourth quarter of 2014.  If you would like to participate in this conference please call 877-415-3178 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 53117502.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com.  In case you are unable to participate in the conference call, an automatic replay will be available on PAR’s website until March 23, 2015 or dial 888-286-8010 and use the Pass Code number 43490297 until March 23, 2015 as well.

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$10,167	$10,015
Accounts receivable-net	31,445	30,688
Inventories-net	25,922	24,465
Deferred income taxes	4,512	3,747
Other current assets	4,597	3,418
Total current assets	76,643	72,333
Property, plant and equipment - net	6,135	5,494
Deferred income taxes	13,802	15,083
Goodwill	14,722	6,852
Intangible assets - net	22,952	15,071
Other assets	3,043	2,675
Total Assets	$137,297	$117,508
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,173	$166
Borrowings under line of credit	5,000	-
Accounts payable	19,667	17,200
Accrued salaries and benefits	6,428	6,663
Accrued expenses	6,578	2,701
Customer deposits	2,345	1,071
Deferred service revenue	12,695	12,170
Income taxes payable	475	185
Total current liabilities	56,361	40,156
Long-term debt	2,566	918
Other long-term liabilities	8,847	3,714
Total liabilities	67,774	44,788
Commitments and contingencies	-	-
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,274,708 and 17,301,925 shares issued; 15,566,599 and 15,593,816 outstanding	345	344
Capital in excess of par value	44,865	43,635
Retained earnings	31,465	35,116
Accumulated other comprehensive loss	(1,316)	(539)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	69,523	72,720
Total Liabilities and Shareholders’ Equity	$137,297	$117,508

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenues:
Product	$23,683	$22,001	$87,246	$90,847
Service	15,364	15,498	58,675	61,529
Contract	24,329	22,167	87,689	89,018
	63,376	59,666	233,610	241,394
Costs of sales:
Product	16,642	15,511	59,520	62,317
Service	9,949	10,161	40,421	43,659
Contract	22,989	20,143	82,347	82,583
	49,580	45,815	182,288	188,559
Gross margin	13,796	13,851	51,322	52,835
Operating expenses:
Selling, general and administrative	9,142	9,610	37,297	37,925
Research and development	4,323	3,991	15,965	15,567
Amortization of identifiable intangible assets	248	-	279	-
	13,713	13,601	53,541	53,492
Operating income (loss) from continuing operations	83	250	(2,219)	(657)
Other income (expense) net	(4)	133	304	506
Interest expense	(73)	(18)	(136)	(60)
Income (loss) from continuing operations before (provision) benefit for income taxes	6	365	(2,051)	(211)
(Provision) benefit for income taxes	(2,040)	(120)	(1,600)	780
Income (loss) from continuing operations	(2,034)	245	(3,651)	569
Discontinued operations
Loss on discontinued operations (net of tax)	-	-	-	(211)
Net Income (loss)	$(2,034)	$245	$(3,651)	$358
Basic Earnings per Share:
Income (loss) from continuing operations	(0.13)	0.02	(0.24)	0.04
Loss from discontinued operations	-	-	-	(0.01)
Net income (loss)	$(0.13)	$0.02	$(0.24)	$0.02
Diluted Earnings per Share:
Income (loss) from continuing operations	(0.13)	0.02	(0.24)	0.04
Loss from discontinued operations	-	-	-	(0.01)
Net income (loss)	$(0.13)	$0.02	$(0.24)	$0.02
Weighted average shares outstanding
Basic	15,570	15,456	15,501	15,240
Diluted	15,570	15,530	15,501	15,273

PAR Technology Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	For the three months ended December 31, 2014			For the three months ended December 31, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$63,376	$-	$63,376	$59,666	$-	$59,666
Costs of sales	49,580	-	49,580	45,815	-	45,815
Gross Margin	13,796	-	13,796	13,851	-	13,851

Operating Expenses
Selling, general and administrative	9,142	593	8,549	9,610	272	9,338
Research and development	4,323	-	4,323	3,991	-	3,991
Amortization of identifiable intangible assets	248	248	-	-	-	-
	13,713	841	12,872	13,601	272	13,329
Operating income from continuing operations	83	841	924	250	272	522
Other income (expense), net	(4)	-	(4)	133	-	133
Interest expense	(73)	-	(73)	(18)	-	(18)
Income from continuing operations before (provision) benefit for income taxes	6	841	847	365	272	637
(Provision) benefit for income taxes	(2,040)	1,969	(71)	(120)	(103)	(223)
Income (loss) from continuing operations	(2,034)	2,810	776	245	169	414
Loss from discontinued operations (net of tax)	-		-	-		-
Net Income (loss)	$(2,034)		$776	$245		$414
Income (loss) per diluted share – continuing operations	$(0.13)		$0.05	$0.02		$0.03
Loss per diluted share – discontinued operations	$-		$-	$-		$-
Income (loss) per diluted share	$(0.13)		$0.05	$0.02		$0.03

The Company reports its financial results in accordance with GAAP, which refers to financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

The adjustments for the three months ended December 31, primarily relate to the Company’s stock compensation expense and other severance related charges included within the Company’s operating expenses.  During the fourth quarter of 2014, the Company recorded severance and other related charges of $324,000, acquisition related costs of $71,000, amortization of acquired intangible assets of $248,000 and equity based compensation charges of $198,000.  In addition, the Company recorded income tax expense of $1,969,000 primarily associated with the repatriation of earnings from a foreign, wholly owned subsidiary.

During the fourth quarter of fiscal year 2013, the Company recorded $272,000 of equity based compensation which has been included in the table above.

PAR Technology Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	For the year ended December 31, 2014			For the year ended December 31, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$233,610	$-	$233,610	$241,394	$-	$241,394

Costs of sales	182,288	-	182,288	188,559	-	188,559
Gross Margin	51,322	-	51,322	52,835	-	52,835

Operating Expenses
Selling, general and administrative	37,297	1,945	35,352	37,925	1,338	36,587
Research and development	15,965	-	15,965	15,567	106	15,461
Amortization of identifiable intangible assets	279	279	-	-	-	-
	53,541	2,224	51,317	53,492	1,444	52,048
Operating income (loss) from continuing operations	(2,219)	2,224	5	(657)	1,444	787
Other income, net	304	-	304	506	-	506
Interest expense	(136)	-	(136)	(60)	-	(60)
Income (loss) from continuing operations before (provision) benefit for income taxes	(2,051)	2,224	173	(211)	1,444	1,233
(Provision) benefit for income taxes	(1,600)	1,510	(90)	780	(543)	237
Income (loss) from continuing operations	(3,651)	3,734	83	569	901	1,470
Loss from discontinued operations (net of tax)	-		-	(211)		(211)
Net Income (loss)	$(3,651)		$83	$358		$1,259
Income (loss) per diluted share – continuing operations	$(0.24)		$0.01	$0.04		$0.10
Loss per diluted share – discontinued operations	$-		$-	$(0.01)		$(0.01)
Income (loss) per diluted share	$(0.24)		$0.01	$0.02		$0.08

During the year ended December 31, 2014, the Company recorded total charges of $2,224,000, which included $1,185,000 of equity based compensation expense.  The remaining $1,039,000 expense related to severance charges of $597,000, acquisition related expenses of $163,000 and amortization of acquired intangible assets of $279,000.  In addition, the Company recorded income tax expense of $1,510,000 primarily associated with the repatriation of earnings from a foreign, wholly owned subsidiary.

For the year ended December 31, 2013, the Company recorded total charges of $1,444,000, which included equity based compensation expense of $187,000 and other charges of $1,257,000.  The other charges of $1,257,000 were composed of $986,000 for separation related charges and legal costs of $271,000 associated with an intellectual property matter that was settled during 2013.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.